Exhibit 10.1

FACILITY AGREEMENT

THIS FACILITY AGREEMENT is made as of June 8, 2025 (the “Agreement Date”) between __________, company no. __________, a company organized under the laws of Israel (the “Lender”), and Charging Robotics Inc., company no. 4523760, a Delaware corporation (the “Borrower” or the “Company”) (the Borrower together with the Lender, the “Parties” and individually “Party”).

WHEREAS,	the Borrower is a publicly traded company; and

WHEREAS,	the Borrower desires to receive funding equal to an aggregate amount of USD One Million and Five Hundred Thousand US Dollars (USD 1,500,000) (the “Loan Amount”) that may be drawn down from time to time in whole or in part, upon the Borrower’s request, during the Availability Period (as defined below) until the earlier of (i) the date on which the Loan Amount shall be exhausted and (ii) such time that the Borrower completes a Three Million Fundraise (as defined below), all in accordance with and subject to the terms and conditions of this Agreement (the “Purpose”); and

WHEREAS,	the Parties wish to set forth in this Agreement the terms and conditions of the Loan (as defined below) and to determine their mutual rights and obligations.

Now, Therefore, the parties hereto hereby agree as follows:

1.	Preamble and Definitions

1.1.	The Preamble to this Agreement and all Schedules hereto shall constitute an integral part of this Agreement.

1.2.	In this Agreement, including the Schedules hereto, the following terms shall have the meanings set out opposite them below:

“Actual Loan Amount”	–	Means the amount of the Funding actually extended by the Lender to the Borrower in an amount not to exceed the Loan Amount.

“Agreement”	–	Means this Agreement and all its Exhibits and Schedules.

“Availability Period”	–	Means the period commencing on the Effective Date and ending on the earlier of (i) the date on which the Loan Amount shall be exhausted and (ii) such time that the Borrower completes a Three Million Fundraise.

“Business Day”	–	Means a day (other than a Friday, Saturday and an official holiday) on which banks are generally open for business in Israel.

“Drawdown”	–	Means a drawdown of a Loan in accordance with Clause 4.

“Drawdown Date”	–	Means a date during the Availability Period on which the Borrower sends a request to the Lender that the Borrower is requesting a Drawdown of the Loan in whole or in part.

“Effective Date”	–	Means the date the Uplist Date.

“Five Million Fundraise”	–	Means the completion by the Company of equity investment(s) in the Company (in one or more rounds, including by means of warrant(s)/option(s) cash exercise, to be consummated following the Effective Date) totaling an aggregate amount of Five Million US Dollars (USD 5,000,000).

“Funding”	–	Means the Loan.

“Funding Date”	–	Means a Business Day immediately following a Drawdown Date.

“Grace Period”	–	Means a period until the Company completes a Five Million Fundraise.

“Interest”	–	Means the applicable annual interest rate underlying the Funding on the Loan - 12% per annum.

“Loan”	–	Means a principal amount that shall not exceed the Loan Amount that may be drawn down from time to time in whole or in part, upon the Borrower’s request, during the Availability Period.

“Ongoing Expenses”	-	Means the monthly expenses of the Borrower incurred in its ordinary course of its business but excluding one-time expenses and/or equipment purchases which are classified for accounting as “Inventory”.

“Three Million Fundraise”	–	Means the completion by the Company of equity investment(s) in the Company (in one or more rounds, including by means of warrant(s)/option(s) cash exercise, to be consummated following the Effective Date) totaling an aggregate amount of Three Million US Dollars (USD 3,000,000).

“Uplist Date”	–	Means the effective date of the Company’s uplist of its common stock to a national exchange (e.g., Nasdaq or NYSE).

1.3.	Interpretation

In this Agreement, unless the contrary intention appears, a reference to:

1.3.1.	a Section, Clause, a Sub-clause or a Schedule is a reference to a section, clause or sub-clause of, or a schedule to, this Agreement;

1.3.2.	a Party or any other person/entity includes its successors in title, permitted assignees and permitted transferees;

1.3.3.	the headings in this Agreement do not affect its interpretation; and

1.3.4.	any dispute of interpretation in relation to any clause set forth in the Agreement shall be interpreted in accordance with and in the context of the Purpose.

2.	Representations and Warranties of the Borrower

The Borrower hereby represents, covenants and warrants to the Lender as follows:

2.1.	The Borrower is a company duly organized, validly existing under the laws of the State of Israel.

2.2.	The Borrower has the corporate power to enter into, perform and deliver, and has taken all necessary actions to authorize the entry into, performance and delivery of, the Agreement and all its Exhibits and Schedules, and to carry on its business as now being conducted.

2.3.	The entry into this Agreement by the Borrower does not conflict with: (i) any Applicable Law; (b) the Articles of Association of the Company or any of its other constitutional documents; or (iii) subject to Clause 14.3 any agreement which it is a party or under which it is bound.

2.4.	No consent, approval, order or authorization of any third party, or registration, qualification, designation, declaration or filing with governmental authority is required on the part of the Borrower in connection with the consummation of the transactions contemplated by this Agreement.

2.5.	The authorized share capital of Borrower consists of 60,000,000 shares of capital stock, including (i) 50,000,000 shares of common stock, par value $0.0001 per share, of which 9,830,947 shares of common stock are issued and outstanding as of the Agreement Date, and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share of which 0 shares of common stock are issued and outstanding as of the Agreement Date. Except as disclosed in the Company Reports or as detailed in the disclosure schedule attached as Schedule 2 hereto (“Disclosure Schedule”): (i) there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Borrower having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Borrower; (ii) there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Borrower is a party or by which it is bound obligating Borrower to issue, deliver or sell, or cause to be issued, delivered or sold, additional ordinary shares of Borrower or other equity or voting securities of Borrower or obligating Borrower to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking; (iii) there are no outstanding contractual obligations, commitments, understandings or arrangements of Borrower to repurchase, redeem or otherwise acquire or make any payment in respect of any ordinary shares of Borrower or any other securities of Borrower; (iv) there are no agreements or arrangements pursuant to which Borrower is or could be required to register Borrower’s ordinary shares or other securities under the Securities Act (as defined below) or other agreements or arrangements with or among any holders of Borrower or with respect to any securities of Borrower; and (v) the issuance of the Shares (as defined below) will not trigger any anti-dilution rights of any existing securities of Borrower. Except as disclosed in the Company Reports, as of the Agreement Date, there will be no rights, subscriptions, warrants, options, conversion rights, or agreements of any kind outstanding to purchase from Borrower, or otherwise require Borrower to issue, any shares of share capital of Borrower or securities or obligations of any kind convertible into or exchangeable for any ordinary shares of Borrower.

2.6.	Since January 1, 2022, Borrower has filed all forms, reports and documents with the Securities and Exchange Commission (the “SEC”) that have been required to be filed by it under applicable laws prior to the date hereof (all such forms, reports and documents, together with all documents filed or furnished on a voluntary basis and all exhibits and schedules thereto, the “Company Reports”). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (i) each Company Report complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and/or the Sarbanes-Oxley Act, as the case may be, each as in effect on the date such Company Report was filed, and (ii) each Company Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of the Borrower, none of the Company Reports is the subject of ongoing SEC review or investigation. The financial statements included in the Company Reports comply in all material respects with the applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The financial statements included in the Company Reports have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis (“GAAP”), and fairly represent the financial position of Borrower and as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the omission of certain footnotes. Except as set forth in the Company Reports, Borrower has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of Borrower or in the notes thereto.

2.7.	Since January 1, 2022, and except as disclosed in its Company Reports or Disclosure Schedule, (i) Borrower has not incurred any liabilities or obligations, indirect, or contingent, or entered into any oral or written agreement or other transaction which exceeds US$100,000; (ii) Borrower has not paid or declared any dividends or other distributions with respect to its share capital, or redeemed or purchased or otherwise acquired any of its ordinary shares and Borrower is not in default in the payment of principal or interest on any outstanding debt obligations, except as set forth herein; (iii) Borrower has not initiated any compensation arrangement or agreement with any executive officer; (iv) there has not been any change in the ordinary shares of Borrower; and (v) there has not been any other event which has caused, or is likely to cause, a material adverse effect on Borrower.

2.8.	Other then as disclosed in its Company Reports or Disclosure Schedule, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the knowledge of Borrower, threatened against Borrower. Borrower is not subject to any order, writ, judgment, injunction, decree or award of any court or any governmental authority.

2.9.	Borrower has not been advised, nor does Borrower have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business.

2.10.	Borrower has filed all necessary federal, state and foreign income and franchise tax returns, and the equivalent thereof with the respective organs in the State of Delaware, and has paid or accrued all taxes shown as due thereon, and Borrower has no knowledge of a tax deficiency which has been or might be asserted or threatened against it.

2.11.	The Shares (as defined below), when issued (if applicable), will conform in all material respects to the descriptions of Borrower’s ordinary shares contained in the Company Reports and other filings with the SEC.

2.12.	Borrower has disclosure controls and procedures (as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended) that are designed to ensure that material information relating to Borrower is made known to Borrower’s principal executive officer and Borrower’s principal financial officer or persons performing similar functions.

2.13.	All disclosure provided to Lender regarding Borrower, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by Borrower with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.14.	This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Borrower, enforceable in accordance with its terms.

3.	Representations and Warranties of the Lender

The Lender hereby represents, covenants and warrants to the Borrower as follows:

3.1.	The Lender, and any additional persons and/or entities that may provide funds under this Agreement solely by and through the Lender (the “Additional Persons”), is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and to support its classification as an Accredited Investor, Lender shall sign and deliver to Borrower the declaration in the form attached hereto as Schedule 3.

4.	Loan Drawdowns

The Borrower shall be entitled, at its discretion, to utilize the Loan or any portion thereof during the Availability Period whereby such Loan Amounts shall be deposited directly by the Lender into the Borrower’s bank account detailed in Schedule 4.1 hereto on the Funding Date and the Lender shall deliver to the Borrower a wire confirmation thereof upon the Funding Date.

5.	Drawdowns of the Loan

5.1.	Lender shall, upon the Funding Date, deposit with the Borrower a check dated as of the Drawdown Date in an amount equal to the Loan Amount in respect of such Drawdown, which the Borrower shall have the right to deposit in its bank account and the Lender warrants and undertakes the checks will be honored by the bank and allow for cash payment by Lender (and receipt by Borrower) of such portions of the Loan on their applicable due dates.

5.2.	[Reserved].

5.3.	Notwithstanding anything herein to the contrary, if the Borrower shall complete a Three Million Fundraise, then: (a) no further Drawdown can be made thereafter, and the Lender shall be discharged of all obligations under this Agreement, including termination of the requirement to make available any funds contemplated under the Funding, from that moment on; and (b) Lender’s obligation under Clause 5.2 shall terminate.

6.	Interest

6.1.	Subject to Cluse 11 below, interest accrued on the Actual Loan Amount up to and as of the Three Million Raise shall be paid by the Borrower to the Lender immediately following the completion of the Five Million Fundraise, as detailed and adjusted in Clause 7 below. For clarity, during the Grace Period, the Borrower shall not be obligated to repay either the principal amount of the Loan or the Interest.

6.2.	Interest shall be calculated on a daily basis in accordance with the number of days which have actually elapsed until payment thereof, divided by 365. Any sum under the Funding shall bear Interest from the date it had been utilized to the Borrower.

7.	Repayment

Following the Effective Date, the Borrower shall repay (i) the Actual Loan Amount on the date that the Borrower completes a Three Million Fundraise (such date, the “Principal Repayment Date”) and (ii) any Interest accrued on the Actual Loan Amount as of the Principal Repayment Date on the date that the Borrower completes a Five Million Fundraise. The repayments of the Actual Loan Amount and Interest, respectively, shall be on the last day of each calendar month during which the sources for repayment specified above were actually received by the Company.

8.	Taxes

8.1.	Any tax consequences arising from the grant or repayment of the Funding, shall be borne solely by the Lender. Borrower is allowed to withhold tax at source from any repayment it shall pay to the Lender pursuant to applicable law, unless Borrower has provided it with a valid tax exemption issued by the Israeli Tax Authority providing otherwise.

8.2.	The Borrower shall pay VAT, where applicable, on any payment paid by it against an applicable tax invoice.

9.	Prepayment

The Borrower shall be entitled to voluntary prepay the Actual Loan Amount and the Interest in whole or in part, prior to their applicable due dates without the prior written approval of the Lender. In such case Borrower shall give the Lender at least three (3) days’ prior written notice of the prepayment which shall specify the: (i) date upon which the prepayment is to be made, and (ii) the amount to be prepaid as aforesaid.

10.	Priority

The outstanding debt under the Funding shall be subordinate to any other debt of the Borrower until the Borrower has raised USD Five Million in the aggregate (in one or more transactions) following the Effective Date.

11.	[Reserved].

12.	Warrant

12.1.	On the Agreement Date and in consideration of Lenders obligations herein, the Borrower shall issue the Lender the warrant, in the form attached hereto as Annex A, representing an aggregate Exercise Price (as defined in the Warrant) of USD One Million and Five Hundred Thousand (USD 1,500,000) (the “Warrant”).

12.2.	In the event of an adjustment(s) to the Exercise Price of the Warrant pursuant to Section 2(a) of the Warrant following a Dilutive Issuance (as defined in the Warrant), then the Company shall issue to the Lender an additional warrant (the “Additional Warrant”) in substantially the same form as the Warrant to purchase such number of ordinary shares of the Company so that the aggregate exercise price payable under the Warrant and the Additional Warrant, after taking into account the decrease in the Exercise Price (as defined in the Warrant), shall be equal to the aggregate Exercise Price under the Warrant immediately prior to the date of such Dilutive Issuance.

13.	Transfer or Resale

13.1.	The Parties further acknowledge and are aware that the ordinary shares issuable upon the conversion of the Loan or upon the exercise of the Warrant or the Additional Warrant (collectively, the “Shares”), may only be disposed of in compliance with respective U.S. state and U.S. federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, the Borrower may require the transferor thereof to provide to the Borrower an opinion of counsel selected by the transferor and reasonably acceptable to the Borrower, the form and substance of which opinion shall be reasonably satisfactory to the Borrower, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

13.2.	The Lender agrees to the imprinting, so long as required by this Section 13.2, of a legend on any such Shares (issuable upon conversion of the Loan or exercise of the Warrant) in the following form:

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

13.3.	Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 13.2 hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if Shares are eligible for sale under Rule 144, without the requirement for the Borrower to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Borrower shall cause its counsel to issue a legal opinion to the transfer agent of the Borrower promptly after the respective effective date of the transfer if required by the transfer agent to effect the removal of the legend hereunder.

13.4.	The Lender agrees with the Borrower that the Lender will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing the Shares as set forth in this Section 13 is predicated upon the Company’s reliance upon this understanding

14.	Miscellaneous

14.1.	Governing Law; Jurisdiction. The laws of the State of Israel, irrespective of its conflicts of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. The appropriate courts in Tel-Aviv – Jaffa, Israel shall have exclusive jurisdiction over any dispute or claim in connection with this Agreement and no other court shall have jurisdiction over any such matter.

14.2.	Assignment; Binding Upon Successors and Assigns.

The Lender and the Borrower may not assign any of their rights under this Agreement.

14.3.	Severability

If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

14.4.	Counterparts; Scanned Signatures

This Agreement may be executed in any number of counterparts, each of which shall be an original as regards any Party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by one Party hereto to the other Party hereto by e-mail transmission of a photocopy of the original signature page hereto, and upon receipt of such e-mail transmission will be deemed to have the same effect as if the original signature had been delivered to the other parties.

14.5.	Amendments; Expenses

Any term or provision of this Agreement may be amended mutually in writing by the Parties. Each Party shall bear its own expenses in connection with the execution and performance of this Agreement.

14.6.	Waivers

A waiver by a Party of any breach or default by the other Party shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure of a Party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of that Party thereafter to enforce such provisions.

14.7.	Notices

All notices and other communications required or permitted under this Agreement shall be in writing and shall be either hand delivered in person, sent by e-mail, sent by certified or registered mail, postage pre-paid, or sent by express courier service. Such notices and other communications shall be effective upon receipt if hand delivered, if sent by e-mail – one (1) Business Day following transmission, seven (7) Business Days after mailing if sent by mail, and one (1) Business Day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other party in accordance with this Clause 17.7: if to Borrower: Charging Robotics Inc., 20 Wallenberg Raul, Tel Aviv, Israel, Attention: Hovav Gilan, E-mail: Hovav@chargingrobotics.com; if to Lender: __________, Attention: __________, E-mail: __________.

14.8.	Term

All obligations, covenants and rights of the Parties hereunder shall terminate and expire upon repayment in full of the amounts to be repaid herein.

14.9.	Entire Agreement

This Agreement, the annexes and schedules hereto, constitute the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties with respect hereto.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representative of each Party as of the date first stated above.

L.I.A. Pure Capital Ltd.		Charging Robotics Inc.

By:		By:
Name:	Kfir Zilberman	Name:	Hovav Gilan
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Annex A

[Form of Warrant]